UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  July 12, 2006
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                             GIFT LIQUIDATORS, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Oklahoma                  000-50675                73-0731559
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  (State or Other Jurisdiction     (Commission            (IRS Employer
      of Incorporation)            File Number)         Identification No.)


   270 Laurel Street, 1st Floor Office, Hartford, CT                 06105
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        (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code   (860) 728-1959
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.03.    Material Modification to Rights of Security Holders.

         On July 12, 2006, we filed our Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the "Amended Certificate") with the Secretary of State of the State of Oklahoma. Pursuant to the Amended Certificate each share of our Series A convertible preferred stock, $0.01 par value per share ("Series A Preferred Stock") is now convertible into one hundred forty-three (143) shares of our common stock, $0.01 par value per share ("Common Stock"). In addition, since our Series A Preferred Stock and Common Stock vote together as one class, with the holder of each share of Series A Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible, the holders of our Series A Preferred Stock are now entitled to an aggregate of 1,573,000 votes. As a result, David Mladen, our President and sole director, now controls approximately 95% of our voting power.

Item 9.01.    Financial Statements and Exhibits.

         Exhibits
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           3.1      Amended and Restated Certificate of Designation of Series A
                    Convertible Preferred Stock, filed July 12, 2006






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                            GIFT LIQUIDATORS, INC.


Date: July 18, 2006                         By:/s/ David Mladen
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                                                   David Mladen
                                                   President





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